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                                                                  Exhibit 10.111

                                 AMENDMENT NO. 1
                                       TO
                             STOCK WARRANT AGREEMENT


     THIS AMENDMENT NO. 1 TO STOCK WARRANT AGREEMENT is made and entered into as of December 4, 1996, by and between Shorewood Packaging Corporation, a Delaware corporation (the "Company"), and [*]

     WHEREAS, in connection with the execution and delivery by [*] of a Supply Agreement with the Company (the "Supply Agreement"), the Company and [*] entered into that certain Stock Warrant Agreement dated as of August 1, 1995 (the "Warrant"), pursuant to which the Company granted to [*] an option to purchase 400,000 shares of the Company's common stock, par value $.01 per share;

     WHEREAS, the Company and [*] have agreed to amend the term of the Warrant and the purchase price for the Warrant Shares set forth therein.

     NOW, THEREFORE, the Company has agreed and hereby confirms its agreement as follows:

     1. Unless otherwise specifically indicated herein, all defined terms herein shall have the same meaning given such terms in the Warrant.

     2. Section 2 of the Warrant entitled "Price for Shares" is hereby deleted and amended in its entirety as follows:

               "2.  Purchase Price.

               2.1 The Purchase Price for the Warrant Shares shall be $15.00 per share (subject to adjustment as hereinafter provided)."

     3. The original term of the Warrant is amended to commence August 1, 1996 and shall expire thirty-one (31) days after the fifth anniversary of such date. In order to reflect the extended term, Section 3 of the Warrant entitled "Period of Warrant" is hereby deleted and amended in its entirety as follows:

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[*]  Portions of this document have been omitted pursuant to an Application for
     Confidential Treatment. Such omissions have been filed separately with the Securities and Exchange Commission together with such Application for Confidential Treatment.
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               "3. Period of Warrant.

               3.1 This Warrant will be exercisable, in whole and not in part, during the period commencing on August 1, 1996 and expiring thirty-one
          (31) days after the fifth anniversary of such date (the "Expiration Date").

               3.2 The Company, in its sole and absolute discretion, may elect to extend the term of the Warrant for an additional one year period, subject to the terms of the Supply Agreement, as amended."

     4. The effective date of this Amendment No. 1 shall be August 1, 1996.

     5. Except as specifically amended hereby, the Warrant shall remain in full force and effect.

     6. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and which taken together shall constitute one and the same instrument.

     7. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of New York

     IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the date first above written, hereby confirming its agreement with the foregoing.



                                        SHOREWOOD PACKAGING
                                        CORPORATION

                                        By:________________________________
                                             Name:
                                             Title:

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